EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Millennium Biotechnologies Group, Inc.
Basking Ridge, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-109109 and 333-108631) of Millennium Biotechnologies Group, Inc. and subsidiaries of our reports dated April 12, 2004, 2005, relating to the consolidated financial statements which appear in the Company's Annual Report on form 10-KSB.

/s/ Rosenberg Rich Baker Berman & Company
Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
April 13, 2005